Exhibit 99.1

Murphy USA Inc. Announces Dividend Increase

EL DORADO, Arkansas, February 9, 2023 – The Board of Directors of Murphy USA Inc. (NYSE: MUSA) today declared a quarterly cash dividend on the Common Stock of Murphy USA Inc. of $0.37 per share, or $1.48 per share on an annualized basis, reflecting a 6% increase from the prior quarter. The dividend is payable on March 1, 2023, to stockholders of record as of February 21, 2023.

About Murphy USA Murphy USA (NYSE: MUSA) is a leading retailer of gasoline and convenience merchandise with more than 1,700 stores located primarily in the Southwest, Southeast, Midwest and Northeast United States. The company and its team of nearly 15,000 employees serve an estimated two million customers each day through its network of retail gasoline and convenience stores in 27 states. The majority of Murphy USA's stores are located in close proximity to Walmart Supercenters. The company also markets gasoline and other products at standalone stores under the Murphy Express and QuickChek brands. Murphy USA ranks 240 among Fortune 500 companies.

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in the Company’s operations, dividends and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: the Company’s ability to realize projected synergies from the acquisition of QuickChek and successfully expand our food and beverage offerings; the Company’s ability to continue to maintain a good business relationship with Walmart; successful execution of the Company’s growth strategy, including the Company’s ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with the Company’s newly planned stores which may be impacted by the financial health of third parties; the Company’s ability to effectively manage the Company’s inventory, disruptions in the Company’s supply chain and the Company’s ability to control costs; geopolitical events that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or the Company’s compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of the Company’s information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt the Company’s revenues and impact gross margins; changes to the Company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the Company’s share repurchases, or management of operating cash; the market price of the Company’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Murphy USA’s SEC reports, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. Murphy USA undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Source: Murphy USA Inc. (NYSE: MUSA)

Investor Contact:
Christian Pikul – Vice President of Investor Relations and FP&A
Christian.Pikul@murphyusa.com

Mitchell Freer – Senior Investor Relations Analyst
Mitchell.Freer@murphyusa.com